Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
8930 Member (MD) QRS 14-29, Inc.	Delaware	Chassis (DE) Limited Partnership	Delaware
8930 Stanford Boulevard LLC	Delaware	Cold (DE) QRS 12-50, Inc.	Delaware
Aerobic (MO) LLC	Delaware	Comp (TX) QRS 12-47, Inc.	Delaware
AFD (KV) LLC	Delaware	Comp (TX) QRS 14-15, Inc.	Delaware
AFD (MN) LLC	Delaware	Comp Delaware LP	Delaware
AIR (IL) QRS 14-48, Inc.	Delaware	Conductor (CA) QRS 14-11, Inc.	Delaware
Amln (CA) QRS 14-107, Inc.	Delaware	Construct (CA) QRS 14-18, Inc.	Delaware
Amln Landlord LLC	Delaware	CP GAL Fairfax, LLC	Delaware
Amln Member (CA) QRS 14-108, Inc.	Delaware	CP GAL Kennesaw, LLC	Delaware
Amtoll (NM) QRS 14-39, Inc.	Delaware	CP GAL Leawood, LLC	Delaware
Applied Four (DE) QRS 14-75, Inc.	Delaware	CP GAL Lombard, LLC	Delaware
Applied Utah (UT) QRS 14-76, Inc.	Delaware	CP GAL Plainfield, LLC	Delaware
Assembly (MD)	Maryland	CPA 14 (UK) Finance Company	Delaware
Autosafe Airbag 12 (CA) LP	Delaware	CPA 14 Netherlands C.V.	Netherlands
Autosafe Airbag 14 (CA) LP	Delaware	CTS (IN) QRS 12-63, Inc.	Delaware
Bandwidth (UT) QRS 14-58, Inc.	Delaware	Cups (DE) LP	Delaware
BB (Multi) Limited Partnership	Delaware	CV GP (Dutch) QRS 14-111, Inc.	Delaware
BB 12 (MD)	Maryland	Delaware Chip LLC	Delaware
BeW Kfz-Service GmbH & Co. KG	Germany	Delaware Comp LLC	Delaware
BeW Kfz-Service Verwaltungs-GmbH	Germany	Delaware Frame (TX), LP	Delaware
BFS (DE) LP	Delaware	Deliver (TN) QRS 14-49, Inc.	Delaware
BFS (DE) QRS 14-74, Inc.	Delaware	Delmo (PA) QRS 12-10	Pennsylvania
Bill-GP (TX) QRS 14-56, Inc.	Delaware	Delmo 11/12 (DE) LLC	Delaware
Bill-MC 14 LP	Delaware	Develop (TX) LP	Delaware
BM-LP (TX) QRS 14-57, Inc.	Delaware	Dough (DE) QRS 14-77, Inc.	Delaware
Bolt (DE) Limited Partnership	Delaware	Dough (MD)	Maryland
Bos Club LL (MA) LLC	Delaware	Drill (DE) Trust	Maryland
BP (IL) GP QRS 14-97, Inc.	Delaware	Drug (AZ) QRS 14-42, Inc.	Delaware
BP (IL) L.P.	Delaware	DSG GP (PA) QRS 14-103, Inc.	Delaware
BP (IL) Trust	Maryland	DSG Landlord (PA) L.P.	Delaware
BSL Caldwell (NC) LLC	Delaware	DSG LP (PA) Trust	Maryland
Bst Torrance Landlord (CA) QRS	Delaware	Dyne (DE) LP	Delaware
14-109, Inc.		Erwin Specht GmbH & Co. KG	Germany
BT (PA) QRS 12-25, INC.	Delaware	Erwin Specht Verwactungs GmbH	Germany
BVNY (DE) LLC	Delaware	Fabric (DE) GP	Delaware
BVNY (DE) M QRS 12-58, Inc.	Delaware	Fast (DE) QRS 14-22, Inc.	Delaware
Can (WI) QRS 12-34, Inc.	Wisconsin	Film (FL) QRS 14-44, Inc.	Delaware
Can-Two (DE) QRS 12-67, Inc.	Delaware	FIT (CO) QRS 14-101, Inc.	Delaware
CAR-4 I SARL	France	Fit (TX) GP QRS 12-60, Inc.	Delaware
CAR-4 II SARL	France	Fit (TX) LP	Delaware
Car-4 SCI	France	Fit (TX) Trust	Maryland
Cards (CA) QRS 12-12, Inc.	Delaware	Fit (UT) QRS 14-92, Inc.	Delaware
Cards Limited Liability Company	Delaware	Food (DE) QRS 12-49, Inc.	Delaware
Carey Norcross, L.L.C.	Delaware	Frame (TX) QRS 14-25, Inc.	Delaware
Catfish (DE) QRS 14-79, Inc.	Delaware	Freight (IL) LLC	Delaware
CB (MA) QRS 12-57, Inc.	Delaware	Garden (NJ) QRS 14-32, Inc.	Delaware
CBS (PA) QRS 14-12, Inc.	Delaware	Gena (CA) QRS 12-1, Inc.	California
CC (Multi) GP QRS 12-62, Inc.	Delaware	Gerb (CT) QRS 14-73, Inc.	Delaware
CC (Multi) Limited Partnership	Delaware	Gilbert Plastic LLC	Delaware
CC (Multi) Trust	Maryland	Goldfish (DE) LP	Delaware
		Guitar Mass (TN) QRS 14-36, Inc.	Delaware
		Guitar Plus (TN) QRS 14-37, Inc.	Delaware
		H2 Investor (GER) QRS 14-104, Inc.	Delaware
		H2 Lender (GER) QRS 14-105, Inc.	Delaware

Exhibit 21.1
SUBSIDIARIES OF REGISTRANT (Continued)

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
Hammer (DE) Limited Partnership	Delaware	Pets 14 (MD)	Maryland
Hammer (DE) LP QRS 12-65, Inc.	Delaware	Plates (DE) QRS 14-63, Inc.	Delaware
Hammer (DE) LP QRS 14-100, Inc.	Delaware	Pliers (DE) Trust	Maryland
Hammer (DE) Trust	Maryland	Popcorn (TX) QRS 14-43, Inc.	Delaware
HEF (NC-SC) QRS 14-86, Inc.	Delaware	PR (CA) QRS 14-91, Inc.	Delaware
Hellweg GmbH & Co.	Germany	Print (WI) Qrs 12-40, Inc.	Wisconsin
Vermögensverwaltungs KG		Product (OH) QRS 14-64, Inc.	Delaware
HLWG Two (GER) LLC	Delaware	Projector (FL) QRS 14-45, Inc.	Delaware
HLWG Two Lender SARL	Luxembourg	Pump (MO) QRS 14-52, Inc.	Delaware
HLWG Two TRS SARL	Luxembourg	PWE (Multi) QRS 14-85, Inc.	Delaware
Hoe Management GmbH	Germany	QRS 14-Paying Agent, Inc.	Delaware
Ice (TX) QRS 12-29, Inc.	Texas	RI(CA) QRS 12-59, Inc.	Delaware
Ijobbers (DE) QRS 14-41, Inc.	Delaware	RRC (TX) GP QRS 12-61, Inc.	Delaware
Ijobbers LLC	Delaware	RRC (TX) LP	Delaware
Initiator (CA) QRS 12-53, Inc.	Delaware	RRC (TX) Trust	Maryland
Initiator (CA) QRS 14-62, Inc.	Delaware	Rush It LLC	Delaware
Injection (AZ) QRS 12-46, Inc.	Delaware	School (PA) LP	Delaware
Jen (MA) QRS 12-54, Inc.	Delaware	Semer Unternehmensverwaltung GmbH	Germany
Labrador (AZ) LP	Delaware	& Co. KG
Learn GP (PA) QRS 14-88, Inc.	Delaware	Semi (CA) QRS 12-45, Inc.	Delaware
Leather (DE) QRS 14-72, Inc.	Delaware	Serve (MN) QRS 14-38, Inc.	Delaware
Lincoln (DE) LP	Delaware	Serve Two (MN) QRS 14-106, Inc.	Delaware
Lincoln Trust (MD)	Maryland	Shovel Management GmbH	Germany
LT Landlord (Mn-Fl) LLC	Delaware	SM (NY) QRS 14-93, Inc.	Delaware
LTI (DE) QRS 14-81, Inc.	Delaware	SP (CA) QRS 14-94, Inc.	Delaware
Marie-Invest Sprl	Belgium	Speed (NC) QRS 14-70, Inc.	Delaware
MCPA Mass (TN) Associates	Tennessee	Storage (DE) QRS 14-23, Inc.	Delaware
MCPA Plus (TN) Associates	Tennessee	Stor-Move UH 14 Business Trust	Massachusetts
Meri (NC) LLC	Delaware	Sun (SC) QRS 12-68, Inc.	Delaware
Meta (CA) QRS 14-6, Inc.	Delaware	Sun Two (SC) QRS 12-69, Inc.	Delaware
Metal (DE) QRS 14-67, Inc.	Delaware	Teach (PA)	Maryland
Mold (AZ) QRS 14-13, Inc.	Delaware	Tel (VA) QRS 12-15, Inc.	Virginia
More Applied Four (DE) LLC	Delaware	Terrier (AZ) QRS 14-78, Inc.	Delaware
More Applied Utah (UT) LLC	Delaware	Theatre (DE) QRS 14-14, Inc.	Delaware
Movie (VA) QRS 14-24, Inc.	Delaware	Toner (DE) QRS 14-96, Inc.	Delaware
Nail (DE) Trust	Maryland	Tower (DE) QRS 14-89, Inc.	Delaware
NCE (OH) LLC	Delaware	Tower 14 (MD)	Maryland
Neonatal Finland, Inc.	Delaware	UH Storage (DE) Limited Partnership	Delaware
Network (UT) LLC	Delaware	UK Panel LLC	Delaware
Nex (GA) LP	Delaware	Ursa (VT) QRS 12-30, Inc.	Vermont
Nex-GP (GA) QRS 14-60, Inc.	Delaware	Vinyl (DE) QRS 14-71, Inc.	Delaware
Nor (GA) QRS 14-17, Inc.	Georgia	Weeds (OK) QRS 12-22, Inc.	Oklahoma
Nor (MD)	Maryland	Windough (DE) LP	Delaware
NR (LA) QRS 14-95, Inc.	Delaware	Wireless (TX) LP	Delaware
Nutra (TX) QRS 12-39, Inc.	Texas	Wireline (TX) QRS 14-83, Inc.	Delaware
Orb (MO) QRS 12-56, Inc.	Delaware	Wrench (DE) Trust	Maryland
Panel (UK) QRS 14-54, Inc.	Delaware	WTI (IL) QRS 12-36, Inc.	Illinois
Parts (DE) QRS 14-90, Inc.	Delaware	WU (AZ) QRS 14-27, Inc.	Delaware